Exhibit 21

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2008

MEDEA CORPORATION (California)

PINNACLE DOMESTIC INTERNATIONAL SALES CORPORATION (California)

PINNACLE SYSTEMS, INC. (California)

AVID C.V. LLC (Delaware)

AVID TECHNOLOGY WORLDWIDE, INC. (Delaware)

INEWS, LLC (Delaware)

M-AUDIO LLC (Delaware)

SIBELIUS USA, INC. (Delaware)

TRUEVISION, INC. (Indiana)

SUNDANCE DIGITAL, INC. (Texas)

AVID TECHNOLOGY (AUSTRALIA) PTY LTD (Australia)

SIBELIUS AUSTRALIA PTY LTD (Australia)

AVID TECHNOLOGY CANADA CORP (formerly SOFTIMAGE CO.) (Canada)

AVID TECHNOLOGY EUROPE LIMITED (England)

AVID TECHNOLOGY IBERIA LTD (England)

PINNACLE SYSTEMS LTD (England)

SIBELIUS SOFTWARE LTD (England)

AVID TECHNOLOGY S.A.R.L. (France)

AVID TECHNOLOGY GmbH (Germany)

AVID TECHNOLOGY HOLDING GmbH (Germany)

AVID DEVELOPMENT GmbH (formerly NXN SOFTWARE GmbH) (Germany)

PINNACLE SYSTEMS GmbH (Germany)

AVID NORTH ASIA LIMITED (Hong Kong)

DIGIDESIGN ITALY S.R.L. (Italy)

AVID TECHNOLOGY K.K. (Japan)

AVID BENELUX B.V. (Netherlands)

AVID GENERAL PARTNER B.V. (Netherlands)

AVID TECHNOLOGY C.V. (Netherlands)

AVID TECHNOLOGY HOLDING B.V. (Netherlands)

AVID TECHNOLOGY INTERNATIONAL B.V. (Netherlands)

AVID TECHNOLOGY (NEW ZEALAND) LIMITED (New Zealand)

AVID TECHNOLOGY (S.E. ASIA) PTE LTD (Singapore)

AVID TECHNOLOGY S.L. (Spain)

AVID NORDIC AB (Sweden)